Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-252158) pertaining to the 2020 Incentive Award Plan of Playtika Holding Corp. of our report dated February 26, 2021, with respect to the consolidated financial statements of Playtika Holding Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

February 26, 2021	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global